EXHIBIT 5.1

October 30, 2009

AngioDynamics, Inc.
603 Queensbury Avenue
Queensbury, NY  12804

Ladies and Gentlemen:

I am General Counsel of AngioDynamics, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to AngioDynamics, Inc. 2004 Stock and Incentive Aware Plan (the “2004 Plan”).

For purposes of the opinion expressed in this letter, I have examined copies of the Registration Statement, the 2004 Plan, the Certificate of Incorporation and Bylaws of the Company, records of the corporate proceedings of the Company and such other documents and records of the Company as I have deemed necessary or appropriate as a basis for such opinion. In making my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as photostatic or conformed copies.

Based on the foregoing, and having regard to such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms of the 2004 Plan, will be legally issued, fully paid and nonassessable.

I express no opinion as to any matter which may be, or which purports to be, governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date of this letter.

I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.  In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Stephen A. Trowbridge
Stephen A. Trowbridge